EXHIBIT No. 4.3

                              SECOND SUPPLEMENT TO


                 SECOND AMENDED AND RESTATED INDENTURE OF TRUST


                                     BETWEEN


                        UNION FINANCIAL SERVICES-1, INC.


                                       AND


                           ZIONS FIRST, NATIONAL BANK
                                   AS TRUSTEE





                          DATED AS OF SEPTEMBER 1, 1998




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                                TABLE OF CONTENTS


                                                                  Page
                                    ARTICLE I

                            DEFINITIONS AND AUTHORITY

      Section 1.01.  Definitions.......................................... 1
      Section 1.02.  Authority for Second Supplement...................... 2


                                 ARTICLE II

                    AMENDMENTS TO THE ORIGINAL INDENTURE

       Section 2.01. Amendment to Article I of the Original Indenture..... 2
       Section 2.02. Amendment of Section 5.02 of the Original Indenture.. 2
       Section 2.03. Amendment of Section 5.05 of the Original Indenture.. 3


                                   ARTICLE III

        MISCELLANEOUS..................................................... 5


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     This Second  Supplement to Second Amended and Restated  Indenture of Trust,
dated for convenience of reference as of September 1, 1998 (this "Second Supplement"), by and between UNION FINANCIAL SERVICES-1, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Issuer"), and ZIONS FIRST NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America, (said banking corporation and any trust company or bank becoming successor trustee under this Second Supplement being herein called the "Trustee"), as successor trustee, paying agent and registrar to Norwest Bank Minnesota, National Association (the "Original Trustee"),

                              W I T N E S S E T H:

     WHEREAS, the Issuer and the Original Trustee, entered into that Indenture of Trust dated as of March 1, 1996 (as amended by that Amended and Restated Indenture of Trust dated as of June 15, 1996 and that Second Amended and Restated Indenture of Trust dated as of November 1, 1996 and that First Supplement to Second Amended and Restated Indenture of Trust dated as of March 1, 1997, the "Original Indenture"), pursuant to which the Issuer issues in series from time to time its Taxable Student Loan Asset-Backed Notes (the "Notes") for the purpose of financing the acquisition of qualifying student loans;

     WHEREAS, Section 7.10 of the Original Indenture provides that the Issuer may remove the Original Trustee;

     WHEREAS, the Issuer has given written notice to the Original Trustee of its removal and all moneys due to the Original Trustee have been paid;

     WHEREAS, the Issuer has appointed Zions First National Bank as successor Trustee, Paying Agent and Registrar and Zions First National Bank has accepted such appointment;

     WHEREAS, Section 8.01(e) of the Original Indenture permits the Issuer and the Trustee to enter into supplements to the Original Indenture and the Issuer and the Trustee are making certain changes set forth in Article II hereof pursuant to such Sections.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND AUTHORITY

     Section 1.01. DEFINITIONS. Except as provided in the definitions in this Section and in Section 2.01 below, all defined terms contained in the Original Indenture shall have the same meanings in this Second Supplement as such terms are given in the Original Indenture.

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     As used in this  Second  Supplement,  the  following  terms  shall have the following respective meanings:

     "ORIGINAL INDENTURE" means the Indenture of Trust dated as of March 1, 1996, between the Issuer and the Trustee, as amended by that Amended and Restated Indenture of Trust dated as of June 15, 1996 and that Second Amended and Restated Indenture of Trust dated as of November 1, 1996 and that First Supplement to Second Amended and Restated Indenture of Trust dated as of March 1, 1997.

     "SECOND SUPPLEMENT" means this Second Supplement to Second Amended and Restated Indenture of Trust, as amended or supplemented in accordance with the terms hereof and of the Original Indenture.

     In this Second Supplement, unless the context otherwise requires, words of the masculine gender include correlative words of the feminine and neuter genders, words importing the singular number include the plural number and vice versa, and words importing persons include corporations and associations, including public bodies, as well as natural persons.

     The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, used in this Second Supplement, refer to this Second Supplement.

     Section 1.02. AUTHORITY FOR SECOND SUPPLEMENT. This Second Supplement is entered into pursuant to Section 8.01(e) of the Original Indenture in order to supplement and amend the Original Indenture as provided in Article II hereof.

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURE

     Section 2.01. AMENDMENT T0 ARTICLE I OF THE ORIGINAL INDENTURE. The Definition of "Trustee" in the Original Indenture is hereby amended to read as follows:

     "Trustee" shall mean Zions First National Bank, acting in its capacity as Trustee, Paying Agent and Registar under this Indenture, or any successor trustee designated pursuant to this Indenture.

     Section 2.02. AMENDMENT OF SECTION 5.02 OF THE ORIGINAL INDENTURE. The fifth paragraph of Section 5.02 of the Original Indenture is hereby amended to read as follows:

          Notwithstanding anything herein to the contrary, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other than Sections 5.03(k) through 5.03(l) hereof, then, but only after required transfers from the Note Redemption Fund and Student Loan

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     Holding  Fund,  such  transfers shall  be made  by  the Trustee upon Issuer
     Order, in an amount equal to any such deficiency (including replenishment of the Reserve Fund), directly from the Loan Accounts of the Student Loan Fund, then from the Recycling Accounts of the Student Loan Fund, and, but only after the required transfers from the Reserve Fund, then from the proceeds from the sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund.

     Section  2.03   Amendment of  Section  5.05  of  the  Original   Indenture.
Section 5.05 of the Original Indenture is hereby amended as follows:

          Section 5.05. Interest Fund. On the first Business Day preceding each Interest Payment Date, the Trustee shall transfer to the Interest Fund from the Revenue Fund an amount equal to the interest due and payable on such Interest Payment Date on the Outstanding Notes less any amounts already on deposit in the Interest Fund. Any moneys transferred to the Interest Fund and not specifically required to be deposited to any Account therein shall be deposited, first, to the Senior Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Senior Notes and the amount of any Issuer Swap Payment secured on a parity with the Senior Notes due and payable on the next Interest Payment Date, second, to the Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Subordinate Notes and the amount of any Issuer Swap Payment secured on a parity with the Subordinate Notes due and payable on the next Interest Payment Date and, third, to the Junior-Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Junior-Subordinate Notes and the amount of any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes due and payable on the next Interest Payment Date.

          If money sufficient to pay all interest due on the Senior Notes and any Issuer Swap Payments secured on a parity with the Senior Notes on a particular Interest Payment Date is not available in the Senior Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided from any other Account of the Interest Fund, from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, the Subordinate Note Redemption Account of the Note Redemption Fund, the Senior Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, from the Loan Account of the Student Loan Fund, from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the sale of

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          Financed Eligible Loans in the Note Accounts of the Student Loan Fund,
     in that order. The money in the Senior Interest Account of the Interest Fund required for the payment of interest on any Senior Note and to pay any Issuer Swap Payments secured on a parity with the Senior Notes shall be applied in accordance with this Section by the Trustee to the payment of
     such   interest  or  Issuer  Swap   Payments   when  due  without   further
     authorization or direction.

          If money sufficient to pay all interest due on any Subordinate Notes and Issuer Swap Payments secured on a parity with the Subordinate Notes on a particular Interest Payment Date is not available in the Subordinate Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided (after first making any required transfers to the Senior Interest Account), from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, the Subordinate Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, from the Loan Account of the Student Loan Fund, from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund, in that order. The money in the Subordinate Interest Account of the Interest Fund required for the payment of interest on any Subordinate Notes and to pay any Issuer Swap Payments secured on a parity with the Subordinate Notes shall be applied in accordance with this Section by the Trustee to the payment of such interest or Issuer Swap Payments when due without further authorization or direction.

          If money sufficient to pay all interest due on any Junior-Subordinate Notes and Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes on a particular Interest Payment Date is not available in the Junior-Subordinate Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency be provided (after first making any required transfers to the Senior Interest Account and the Subordinate Interest Account), from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, from the Student Loan Holding Fund, from the Loan Account of the Student Loan Fund, from the Recycling Accounts of the Student Loan Fund, from the Reserve Fund and from the proceeds from the sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund, in that order. The money in the Junior-Subordinate Interest Account of the Interest Fund required for the payment of interest on any Junior-Subordinate Notes and to pay any Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes shall be applied in accordance with this Section by the Trustee to the payment of such interest or Issuer Swap Payments when due without further authorization or direction.


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                                   ARTICLE III

                                  MISCELLANEOUS

          This Second Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused these  presents to be duly executed, all as of the date first above written.

                                      UNION FINANCIAL SERVICES-1, INC.





                                       By /s/ Ronald W. Page
                                        ------------------------------
                                        Secretary





                                        ZIONS FIRST NATIONAL BANK, as Trustee



                                         By /s/ David Bata
                                           ------------------------------
                                         Vice President


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